      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000



                                                      REGISTRATION NO. 333-34976

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               WEBSIDESTORY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7389                            33-0727173
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                         ------------------------------

                         10182 TELESIS COURT, 6TH FLOOR
                              SAN DIEGO, CA 92121
                                 (858) 546-0040
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              TERANCE A. KINNINGER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               WEBSIDESTORY, INC.
                         10182 TELESIS COURT, 6TH FLOOR
                              SAN DIEGO, CA 92121
                                 (858) 546-0040
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              CAMERON JAY RAINS, ESQ.                             BRUCE R. HALLETT, ESQ.
              JEFFREY T. BAGLIO, ESQ.                            SCOTT R. SANTAGATA, ESQ.
             JOHN J. GILLULY III, ESQ.                            KANDY L. WILLIAMS, ESQ.
               DECEMBER GREENE, ESQ.                                AMY J. HANSEN, ESQ.
         GRAY CARY WARE & FREIDENRICH LLP                     BROBECK, PHLEGER & HARRISON LLP
         4365 EXECUTIVE DRIVE, SUITE 1600                              38 TECHNOLOGY
             SAN DIEGO, CA 92121-2189                                IRVINE, CA 92618
                  (858) 677-1400                                      (949) 790-6300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                   TITLE OF SECURITIES                       PROPOSED MAXIMUM AGGREGATE                AMOUNT OF
                    TO BE REGISTERED                            OFFERING PRICE(1)(2)              REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par value)..........................            $57,500,000                        $15,180
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Includes shares that the Underwriters will have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act.


(3) Represents amount paid on initial filing.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 1 to Registration Statement No. 333-34976, is:



     - to provide estimates of Other Expenses of Issuance and Distribution found in Item 13 of Part II of the Registration Statement;



     - to file Exhibits 10.5, 10.6, 10.7, 10.8, 10.22, 10.23, 10.25 and 10.30
       and to reflect their filing in Item 16(a) of Part II of the Registration Statement and in the Exhibit Index; and



     - to replace Exhibit 10.16 with the corrected Exhibit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates except for the SEC registration fee, the NASD filing fee, and the Nasdaq National Market application fee.]


                                                           AMOUNT TO
                                                            BE PAID
                                                           ----------
SEC Registration fee.....................................  $   15,180
NASD filing fee..........................................       6,250
Nasdaq stock market listing application fee..............      95,000
Blue sky qualification fees and expenses.................       5,000
Director and officer liability insurance.................     600,000
Printing and engraving expenses..........................     200,000
Legal fees and expenses..................................     350,000
Accounting fees and expenses.............................     320,000
Transfer agent and registrar fees........................      70,000
Miscellaneous............................................     138,570
                                                           ----------
  Total..................................................  $1,800,000
                                                           ==========


ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Section 145 of the Delaware General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the registrant or its stockholders, for improper transactions between the director and the registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The registrant has entered into indemnity agreements with each of its directors and executive officers that require the registrant to indemnify such persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     The registrant maintains directors' and officers' liability insurance and intends to continue to maintain this insurance in the future. The registrant also has an insurance policy covering the officers and directors of the registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of transactions by the Company since the Company's inception in September 1996 that were not registered under the
Securities Act. Prior to the reincorporation in Delaware in             , 2000,
it had been operating under the laws of California.

     (a) In September 1996, the registrant issued 30,303,030 shares of common stock to its founders for an aggregate purchase price of $5,500.

     (b) In June of 1999, the registrant issued an aggregate of 15,034,712 shares of its convertible redeemable preferred stock and 100 shares of its redeemable preferred stock to TA Associates, Inc. and Summit Partners LP in exchange for 2,088,154 shares of the registrant's common stock, which they had purchased from two of the founders and Michael Christian and $5 million in cash.

     (c) In December 1999, the registrant issued an option to purchase 1,324,655 shares of its common stock at an exercise price of $1.05 per share to John Hentrich. Mr. Hentrich exercised his option in February 2000.

     (d) In December 1999, the registrant issued a warrant to purchase 529,861 shares of its common stock at an exercise price of $0.21 per share to John Hentrich. Mr. Hentrich exercised his warrant in February 2000.

     (e) In January 2000, the registrant issued 33,333 shares of its common stock to Michael Christian on the exercise of a stock option for an aggregate purchase price of $1,300.

     (f) In March 2000, the registrant issued a warrant to purchase 13,333 shares of our common stock at an exercise price of $15 per share to Imperial Bank.

     (g) From September 1996 (inception) to March 31, 2000, the registrant granted options to purchase an aggregate of 2,923,017 shares of common stock to directors, executive officers, employees and consultants pursuant to its option plans including options to purchase 250,167 shares at an exercise price of $6.00, options to purchase 133,167 shares at an exercise price of $6.60, options to purchase 2,009,821
         shares at an exercise price of $1.05 and      shares at an exercise
         price of $     . In addition, in February 1998, the registrant issued
         options to purchase an aggregate of 875,758 shares of common stock to Michael Christian, one of its key employees. Mr. Christian exercised his option to purchase 104,245 shares of common stock in July 1999 and 33,333 shares of common stock in January 2000.

     The sale and issuance of the securities in the above transactions were exempt from registration under the Securities Act by virtue of Rule 4(2) or Rule 701, or Regulation D, as transactions not involving a public offering. There were no underwriters used in connection with any of the transactions set forth in this Item 15. For additional information concerning these equity investment transactions, see the section entitled "Certain Transactions" in the prospectus.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS.


     1.1*      Form of Underwriting Agreement.
     3.1.1**   Amended and Restated Articles of Incorporation.
     3.1.2**   Certificate of Amendment of Amended and Restated Articles of
               Incorporation.
     3.1.3*    Form of Certificate of Incorporation of WebSideStory, Inc.,
               to be filed immediately prior to and to become effective
               upon closing of this offering.
     3.2.1**   Amended and Restated Bylaws of WebSideStory, Inc.
     3.2.2*    Form of By-laws of WebSideStory, Inc. to be in effect after the closing of this offering.
     4.1**     Reference is made to Exhibits 3.1.1, 3.1.2, 3.2.1 and 3.2.2 for provisions of the charter documents defining the rights of securityholders.
     4.2*      Specimen common stock certificate.
     5.1*      Opinion of Gray Cary Ware & Freidenrich LLP.
    10.1**     1998 Stock Option Plan, as amended.
    10.1.1**   Form of Nonstatutory Stock Option Agreement under the 1998
               Stock Option Plan.
    10.1.2**   Form of Incentive Stock Option Agreement under the 1998
               Stock Option Plan.
    10.2**     1999 Stock Option Plan, as amended.
    10.2.1**   Form of Nonstatutory Stock Option Agreement under the 1999
               Stock Option Plan.
    10.2.2**   Form of Incentive Stock Option Agreement under the 1999
               Stock Option Plan.
    10.3**     2000 Equity Incentive Plan, as amended.
    10.3.1**   Form of Omnibus Stock Option Agreement under the 2000 Equity
               Incentive Plan.
    10.4*      Form of 2000 Employee Stock Purchase Plan.
    10.4.1*    Form of Subscription Agreement under the 2000 Employee Stock
               Purchase Plan.
    10.5+      Agreement, dated March 25, 1999, by and between the
               registrant and Level (3) Communications and addendum to
               Terms and Conditions.
    10.6+      Agreement, dated May 29, 1998, by and between the registrant and Digex Business Internet.
    10.7+      Agreement, dated February 5, 1999, by and between the
               registrant and Sprint Communications
    10.8+      Agreement, dated May 1, 1997, by and between the registrant and Verio, Inc. (formerly ATMNet, Inc.)
    10.9**     Akamai FreeFlow Services Order Form, dated March 20, 2000
               between the registrant and Akamai Technologies, Inc.
    10.10**    Employment Agreement, dated June 24, 1999, by and between
               the registrant and Blaise P. Barrelet.
    10.11**    Employment Agreement, dated June 24, 1999, by and between
               the registrant and Agnes L. Barrelet.
    10.12**    Noncompetition Agreement, dated June 24, 1999, by and
               between the registrant and Blaise P. Barrelet.
    10.13**    Noncompetition Agreement, dated June 24, 1999, by and
               between the registrant and Agnes L. Barrelet.
    10.14**    Employment Agreement, dated February 28, 2000, by and
               between the registrant and John J. Hentrich, as amended on
               April 15, 2000.
    10.15**    Proprietary Information and Inventions Agreement, dated
               November 19, 1999, by and between the registrant and John J.
               Hentrich.
    10.16      Stock Option Agreement, dated December 20, 1999, by and
               between the registrant and John J. Hentrich.

    10.17**    Promissory Note, dated January 3, 2000, by John J. Hentrich in favor of the registrant.
    10.18**    Promissory Note, dated February 28, 2000, by John J.
               Hentrich in favor of the registrant.
    10.19**    Secured, Non-Recourse Promissory Note, dated March 23, 2000, by John J. Hentrich in favor of the registrant.
    10.20**    Stock Pledge Agreement, dated March 23, 2000, by John J.
               Hentrich in favor of the registrant.
    10.21**    Employment Agreement, dated April 10, 2000, by and between the registrant and Terance Kinninger.
    10.22      Employment Agreement, dated April 7, 2000 by and between the registrant and Meyar Sheik.
    10.23      Employment Agreement, dated February 25, 2000, by and
               between the registrant and Thomas Stigler.
    10.24*     Incentive Stock Option Agreement, dated February 28, 2000, between the registrant and Thomas Stigler.
    10.25      Employment Agreement, dated April 25, 2000, by and between the registrant and Randall K. Broberg.
    10.26*     Employment Agreement, dated June 24, 1999, between the
               registrant and Michael Christian.
    10.27*     Noncompetition Agreement, dated June 24, 1999, between the registrant and Michael Christian.
    10.28*     Nonstatutory Stock Option Agreement, dated           ,
               between the registrant and Michael C. Christian.
    10.29*     Incentive Stock Option Agreement, dated April 10, 2000,
               between the registrant and Meyar Sheik.
    10.30      Incentive Stock Option Agreement, dated April 10, 2000,
               between the registrant and Randall K. Broberg.
    10.31**    Office lease, dated November 4, 1998, by and between the
               registrant and PS Business Parks, Inc. and an amendment
               thereto dated February 14, 2000.
    10.32**    Office lease, dated August 23, 1999, by and between the
               registrant and LNR Seaview, Inc.
    10.33**    Credit Agreement, dated August 4, 1999, by and between the registrant and Imperial Bank.
    10.33.1**  Intellectual Property Security Agreement, by and between the registrant and Imperial Bank.
    10.34**    Credit Agreement, dated March 27, 2000, by and between the registrant and Imperial Bank.
    10.35**    Stockholders Agreement, dated June 18, 1999, by and among
               the registrant, and certain investors set forth on Exhibit A to the Agreement.
    10.36**    Registration Rights Agreement, dated June 18, 1999, by and among the registrant and certain of its stockholders.
    10.37**    WebsideStory, Inc. 401(k) Plan.
    10.38**    Form of Indemnification Agreement as currently in effect
               between the registrant and each of its directors, officers and certain additional personnel.
    10.39**    Form of Indemnity Agreement to be entered into by the
               registrant and each of its directors, officers and certain additional personnel following the reincorporation of the
               registrant.
    10.40**    Warrant to Purchase Common Stock, dated March 27, 2000, in favor of Imperial Bank.
    23.1**     Consent of PricewaterhouseCoopers LLP, Independent
               Accountants.
    23.2*      Consent of Gray Cary Ware & Freidenrich LLP. Reference is
               made to Exhibit 5.1.
    24.1**     Power of Attorney. Reference is made to page II-6.
    27**       Financial Data Schedule.


------------
 * To be filed by amendment.


** Filed previously with the Registration Statement on Form S-1 (File No.
   333-34976).


 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 2, 2000.


                                          WebsideStory, Inc.

                                          By:       /s/ JOHN J. HENTRICH
                                            ------------------------------------
                                                      John J. Hentrich
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Hentrich and Terance A. Kinninger, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                         DATE
                  ---------                                     -----                         ----

            /s/ JOHN J. HENTRICH                President and Chief Executive Officer,    May 2, 2000
---------------------------------------------                  Director
              John J. Hentrich

           /s/ BLAISE P. BARRELET               Chairman of the Board, Chief Internet     May 2, 2000
---------------------------------------------           Architect and Director
             Blaise P. Barrelet

          /s/ TERANCE A. KINNINGER                 Senior Vice President and Chief        May 2, 2000
---------------------------------------------   Financial Officer (Principal Financial
            Terance A. Kinninger                               Officer)

              /s/ JOHN T. BURKE                    Corporate Controller (Principal        May 2, 2000
---------------------------------------------            Accounting Officer)
                John T. Burke

             /s/ KURT R. JAGGERS                               Director                   May 2, 2000
---------------------------------------------
               Kurt R. Jaggers

                  SIGNATURE                                     TITLE                         DATE
                  ---------                                     -----                         ----

           /s/ WALTER G. KORTSCHAK                             Director                   May 2, 2000
---------------------------------------------
             Walter G. Kortschak

            /s/ BENJAMIN H. BALL                               Director                   May 2, 2000
---------------------------------------------
              Benjamin H. Ball

                                 EXHIBIT INDEX


     1.1*      Form of Underwriting Agreement.
     3.1.1**   Amended and Restated Articles of Incorporation.
     3.1.2**   Certificate of Amendment of Amended and Restated Articles of
               Incorporation.
     3.1.3*    Form of Certificate of Incorporation of WebSideStory, Inc.,
               to be filed immediately prior to and to become effective
               upon closing of this offering.
     3.2.1**   Amended and Restated Bylaws of WebSideStory, Inc.
     3.2.2*    Form of By-laws of WebSideStory, Inc. to be in effect after the closing of this offering.
     4.1**     Reference is made to Exhibits 3.1.1, 3.1.2, 3.2.1 and 3.2.2 for provisions of the charter documents defining the rights of securityholders.
     4.2*      Specimen common stock certificate.
     5.1*      Opinion of Gray Cary Ware & Freidenrich LLP.
    10.1**     1998 Stock Option Plan, as amended.
    10.1.1**   Form of Nonstatutory Stock Option Agreement under the 1998
               Stock Option Plan.
    10.1.2**   Form of Incentive Stock Option Agreement under the 1998
               Stock Option Plan.
    10.2**     1999 Stock Option Plan, as amended.
    10.2.1**   Form of Nonstatutory Stock Option Agreement under the 1999
               Stock Option Plan.
    10.2.2**   Form of Incentive Stock Option Agreement under the 1999
               Stock Option Plan.
    10.3**     2000 Equity Incentive Plan, as amended.
    10.3.1**   Form of Omnibus Stock Option Agreement under the 2000 Equity
               Incentive Plan.
    10.4*      Form of 2000 Employee Stock Purchase Plan.
    10.4.1*    Form of Subscription Agreement under the 2000 Employee Stock
               Purchase Plan.
    10.5+      Agreement, dated March 25, 1999, by and between the
               registrant and Level (3) Communications and addendum to
               Terms and Conditions.
    10.6+      Agreement, dated May 29, 1998, by and between the registrant and Digex Business Internet.
    10.7+      Agreement, dated February 5, 1999, by and between the
               registrant and Sprint Communications
    10.8+      Agreement, dated May 1, 1997, by and between the registrant and Verio, Inc. (formerly ATMNet, Inc.)
    10.9**     Akamai FreeFlow Services Order Form, dated March 20, 2000
               between the registrant and Akamai Technologies, Inc.
    10.10**    Employment Agreement, dated June 24, 1999, by and between
               the registrant and Blaise P. Barrelet.
    10.11**    Employment Agreement, dated June 24, 1999, by and between
               the registrant and Agnes L. Barrelet.
    10.12**    Noncompetition Agreement, dated June 24, 1999, by and
               between the registrant and Blaise P. Barrelet.
    10.13**    Noncompetition Agreement, dated June 24, 1999, by and
               between the registrant and Agnes L. Barrelet.
    10.14**    Employment Agreement, dated February 28, 2000, by and
               between the registrant and John J. Hentrich, as amended on
               April 15, 2000.
    10.15**    Proprietary Information and Inventions Agreement, dated
               November 19, 1999, by and between the registrant and John J.
               Hentrich.
    10.16      Stock Option Agreement, dated December 20, 1999, by and
               between the registrant and John J. Hentrich.
    10.17**    Promissory Note, dated January 3, 2000, by John J. Hentrich in favor of the registrant.
    10.18**    Promissory Note, dated February 28, 2000, by John J.
               Hentrich in favor of the registrant.
    10.19**    Secured, Non-Recourse Promissory Note, dated March 23, 2000, by John J. Hentrich in favor of the registrant.
    10.20**    Stock Pledge Agreement, dated March 23, 2000, by John J.
               Hentrich in favor of the registrant.

    10.21**    Employment Agreement, dated April 10, 2000, by and between the registrant and Terance Kinninger.
    10.22      Employment Agreement, dated April 7, 2000, by and between
               the registrant and Meyar Sheik.
    10.23      Employment Agreement, dated February 25, 2000, by and
               between the registrant and Thomas Stigler.
    10.24*     Incentive Stock Option Agreement, dated February 28, 2000, between the registrant and Thomas Stigler.
    10.25      Employment Agreement, dated April 25, 2000, by and between the registrant and Randall K. Broberg.
    10.26*     Employment Agreement, dated June 24, 1999, between the
               registrant and Michael Christian.
    10.27*     Noncompetition Agreement, dated June 24, 1999, between the registrant and Michael Christian.
    10.28*     Nonstatutory Stock Option Agreement, dated           ,
               between the registrant and Michael C. Christian.
    10.29*     Incentive Stock Option Agreement, dated April 10, 2000,
               between the registrant and Meyar Sheik.
    10.30      Incentive Stock Option Agreement, dated April 10, 2000,
               between the registrant and Randall K. Broberg.
    10.31**    Office lease, dated November 4, 1998, by and between the
               registrant and PS Business Parks, Inc. and an amendment
               thereto dated February 14, 2000.
    10.32**    Office lease, dated August 23, 1999, by and between the
               registrant and LNR Seaview, Inc.
    10.33**    Credit Agreement, dated August 4, 1999, by and between the registrant and Imperial Bank.
    10.33.1**  Intellectual Property Security Agreement, by and between the registrant and Imperial Bank.
    10.34**    Credit Agreement, dated March 27, 2000, by and between the registrant and Imperial Bank.
    10.35**    Stockholders Agreement, dated June 18, 1999, by and among
               the registrant, and certain investors set forth on Exhibit A to the Agreement.
    10.36**    Registration Rights Agreement, dated June 18, 1999, by and among the registrant and certain of its stockholders.
    10.37**    WebsideStory, Inc. 401(k) Plan.
    10.38**    Form of Indemnification Agreement as currently in effect
               between the registrant and each of its directors, officers and certain additional personnel.
    10.39**    Form of Indemnity Agreement to be entered into by the
               registrant and each of its directors, officers and certain additional personnel following the reincorporation of the
               registrant.
    10.40**    Warrant to Purchase Common Stock, dated March 27, 2000, in favor of Imperial Bank.
    23.1**     Consent of PricewaterhouseCoopers LLP, Independent
               Accountants.
    23.2*      Consent of Gray Cary Ware & Freidenrich LLP. Reference is
               made to Exhibit 5.1.
    24.1**     Power of Attorney. Reference is made to page II-6.
    27**       Financial Data Schedule.


------------
 * To be filed by amendment.


** Filed previously with the Registration Statement on Form S-1 (File No.
   333-34976).


 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.